UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 19, 2005 (April 14, 2005)

ADVOCAT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12996	62-1559667

(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)

277 Mallory Station Road, Suite 130, Franklin, Tennessee 37067
(Address of principal executive offices)

(615) 771-7575
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On April 14, 2005 Advocat Inc. (the “Company”) entered into (i) a Sixth Amendment to Master Amendment to Loan Documents and Agreement with AmSouth; (ii) an Eighth Amendment to Renewal Promissory Note by and among AmSouth Bank and Diversicare Assisted Living Services, NC, LLC; (iii) an Eighth Amendment to Renewal Promissory Note (Overline Facility) by and among AmSouth Bank and Diversicare Management Services, Co.; and (iv) a First Amendment to Replacement Reduced and Modified Renewal Revolving Promissory Note by and among AmSouth Bank and Diversicare Management Services, Co. Pursuant to these amendments, AmSouth has agreed to further extend the maturity dates of the Notes to January 29, 2006 and AmSouth has agreed to temporarily forbear from exercising its remedies upon default subject to the terms and conditions set forth in the amendments. A press release announcing these amendments is attached as an exhibit hereto.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

Number	Exhibit
99.1	Press release dated April 19, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVOCAT INC.
By:	/s/ L. Glynn Riddle, Jr.
L. Glynn Riddle, Jr
Chief Financial Officer

Date: April 19, 2005

EXHIBIT INDEX

Number	Exhibit
99.1	Press Release dated April 19, 2005.